CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
First Investors Life Insurance Company
40 Wall Street
New York, NY  10005

We hereby consent to the use in Post–Effective Amendment No. 39 to the Registration Statement on Form N-6 (file no. 002-98410) of our report dated March 9, 2011 relating to the December 31, 2010 financial statements of First Investors Life Level Premium Variable Life Insurance (Separate Account B) which includes the financial highlights for the years ended December 31, 2009 through 2010, which are referenced in said Registration Statement.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
April 28, 2014